PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Equity LinKed Securities	Registration Statement No. 333-156423
(To Prospectus dated December 23, 2008)
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes
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Equity LinKed Securities
(“ELKS®”)
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We, Morgan Stanley, may offer from time to time Equity LinKed Securities, which we refer to as ELKS®, that pay at maturity either an amount in U.S. dollars or securities of an underlying equity issuer not affiliated with us.  The securities you could receive at maturity may be (i) shares of a company; (ii) American depositary shares representing the ordinary shares of a company; or (iii) exchange-traded fund (“ETF”) shares.  We refer to these securities as the underlying equity and the applicable company or ETF as the underlying equity issuer.  The specific terms of any such ELKS that we offer, including the name of the underlying equity issuer, will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The ELKS will have the following general terms:

•	The ELKS do not guarantee any return of principal at maturity.	•
Investors will receive shares of the underlying equity, or the cash value thereof, (a) in the case that "trading price" is specified in the applicable pricing supplement, if the trading price of the underlying equity has decreased, at any time on any trading day, to or below the specified downside threshold price or (b) in the case that "closing price" is specified in the applicable pricing supplement, if the closing price of the underlying equity has decreased, on any trading day, to or below the specified downside threshold price, in each case, during the period from but excluding the pricing date to and including the valuation date.

•	The ELKS will pay a coupon at a fixed rate per annum on the stated principal amount of each ELKS on the coupon payment dates, in each case as specified in the applicable pricing supplement.

•
At maturity, investors will receive either an amount in cash equal to the stated principal amount of each ELKS or, if the “trading price” or “closing price,” as discussed below,  of the underlying equity has decreased to or below the downside threshold price specified in the applicable pricing supplement, shares of the underlying equity equal to the applicable equity ratio in exchange for each stated principal amount of ELKS or, if we so elect, the cash value of such shares, determined as of the valuation date.

		•	The ELKS will be senior unsecured obligations of ours.

		•	The ELKS will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the ELKS, including any changes to the terms specified in this prospectus supplement.  See “Description of ELKS” on S-17.
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Investing in the ELKS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on S-11.
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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
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MORGAN STANLEY
February 9, 2010

For a description of certain restrictions on offers, sales and deliveries of the ELKS and on the distribution of this prospectus supplement and the accompanying prospectus relating to the ELKS, see the section of this prospectus supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the ELKS or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The ELKS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The ELKS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The ELKS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the ELKS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the ELKS to the public in Hong Kong as the ELKS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the ELKS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the ELKS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The ELKS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the ELKS nor make the ELKS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ELKS, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the ELKS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and the applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the Equity LinKed Securities, which we refer to as ELKS®, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of ELKS, including multiple issuances of distinct ELKS.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the ELKS primarily in the United States, but may also sell them outside the United States or both in and outside of the United States simultaneously.  The ELKS we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.  All payments on the ELKS are subject to the credit risk of Morgan Stanley.

“ELKS” is a registered service mark of Citigroup Global Markets Inc.  Used under license.

The ELKS

General terms of the ELKS	Unlike ordinary debt securities, the ELKS do not guarantee any return of principal at maturity. Instead, at the scheduled maturity date, the ELKS will pay either:

•	an amount in cash equal to the stated principal amount per ELKS, or

•
if the “trading price” or “closing price,” as discussed below, of the underlying equity specified in the applicable pricing supplement decreases to or below the downside threshold price specified in the applicable pricing supplement, shares of the underlying equity per ELKS equal to the applicable equity ratio or, if we so elect, the cash value (determined as of the valuation date) of such shares.  The underlying equity will be worth less than the stated principal amount of the ELKS and could be zero, unless the price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash thereof) has recovered and is greater than the initial equity price.

•
Investors will receive shares of the underlying equity, or the cash value thereof, (a) in the case that "trading price" is specified in the applicable pricing supplement, if the trading price of the underlying equity has decreased, at any time on any trading day, to or below the specified downside threshold price or (b) in the case that "closing price" is specified in the applicable pricing supplement, if the closing price of the underlying equity has decreased, on any trading day, to or below the specified downside threshold price, in each case, during the period from but excluding the pricing date to and including the valuation date.  If the scheduled valuation date is postponed due to a market disruption event, such period will be extended to include all trading days to and including the final valuation date, as postponed.

Coupon payments
The ELKS will pay a coupon at a fixed rate per annum on the stated principal amount on the coupon payment dates, in each case as specified in the applicable pricing supplement.  You will be entitled to receive all coupon payments on the principal amount of your ELKS whether we deliver cash or shares of the underlying equity at maturity.

Payment at maturity; no guaranteed return of principal
The payment at maturity will depend on whether "trading price" or "closing price" is specified in the applicable pricing supplement as the applicable observation price for determining whether the underlying equity has decreased to or below the downside threshold price.

•	For ELKS where the applicable pricing supplement specifies “trading price” as the applicable observation price, your payment at maturity will be as follows:

Payment if the trading price has not decreased to or below the downside threshold price at any time on any trading day

If the trading price of the underlying equity has not decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, you will receive an amount in cash per ELKS equal to the stated principal amount.

Payment if the trading price has decreased to or below the downside threshold price at any time on any trading day

If the trading price of the underlying equity has decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, you will receive shares of the underlying equity in exchange for each ELKS equal to the applicable equity ratio or, if we so elect, the cash value of such shares, determined as of the valuation date.  The underlying equity or cash, as applicable, will be worth less than the stated principal amount of the ELKS and could be zero, unless the price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash value thereof) has recovered and is greater than the initial equity price.

•	For ELKS where the applicable pricing supplement specifies “closing price” as the applicable observation price, your payment at maturity will be as follows:

Payment if the closing price has not decreased to or below the downside threshold price on any trading day

If the closing price of the underlying equity has not decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date, you will receive an amount in cash per ELKS equal to the stated principal amount.

Payment if the closing price has decreased to or below the downside threshold price on any trading day

If the closing price of the underlying equity has decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date, you will receive shares of the underlying equity in exchange for each ELKS equal to the applicable equity ratio or, if we so elect, the cash value (determined as of the valuation date) of such shares.  The underlying equity or cash, as applicable, will be worth less than the stated principal amount of the ELKS and could be zero, unless the price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash value thereof) has recovered and is greater than the initial equity price.

The equity ratio will be determined on the pricing date and will be equal to the stated principal amount of the ELKS divided by the closing price of the underlying equity on the pricing date. The equity ratio and the downside threshold price will be subject to adjustment for certain corporate events relating to the underlying equity issuer. You should read about those adjustments in the sections of this prospectus supplement called “Risk Factors—The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equity,” “Description of ELKS—Payment at Maturity” and “—Antidilution Adjustments.”

You will not have the right to exchange your ELKS for cash or shares of the underlying equity prior to maturity.

Postponement of maturity date
If the valuation date is postponed due to a market disruption event or otherwise so that the valuation date falls less than two trading days prior to the maturity date, the maturity date will be postponed so that the maturity date will be the second trading day following the valuation date, as postponed.  See the definition of “valuation date” in the section of this prospectus supplement called “Description of ELKS—General Terms of the ELKS—Some Definitions.”

The maturity date of the ELKS may be accelerated	The maturity date of the ELKS will be accelerated upon the occurrence of either of the following events:

•
a price event acceleration, which will occur if the closing price of the underlying equity on any two consecutive trading days is less than the acceleration price, which will be equal to $2.00 unless otherwise specified in the applicable pricing supplement, and

•	an event of default acceleration, which will occur if there is an event of default with respect to the ELKS.

The amount payable to you will differ depending on the reason for the acceleration.

•
If there is a price event acceleration, we will owe you per the stated principal amount of ELKS (i) a number of shares of underlying equity equal to the applicable equity ratio as of the date of such acceleration or, if we so elect, the cash value of such shares, determined as of such date and (ii) accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash determined by the calculation agent equal to the sum of the present values of the remaining scheduled coupon payments on the ELKS (excluding such accrued but unpaid coupon) discounted to the date of acceleration, as described in the section of this prospectus supplement called “Description of ELKS—Price Event Acceleration.”

•
If there is an event of default acceleration, we will owe you per the stated principal amount of ELKS either (i) the stated principal amount of ELKS, plus accrued but unpaid coupon to but excluding the date of such acceleration, or (ii) if the trading price (at any time) or closing price, as applicable, of the underlying equity has decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the date of such acceleration, (x) the cash value, as determined based on the closing price of the underlying equity on the date of such acceleration, of a number of shares of underlying equity equal to the applicable equity ratio as of the date of such acceleration and (y) accrued but unpaid coupon to but excluding the date of acceleration.

The amount payable to you per ELKS if the maturity of the ELKS is accelerated may be substantially less than the stated principal amount.

The ELKS may become exchangeable into the common stock of a company other than the underlying equity issuer
Following certain corporate events relating to the underlying equity, such as a stock-for-stock merger where the underlying equity issuer is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying equity issuer, based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of ELKS—Antidilution Adjustments.”  You should read this section in order to understand these and other adjustments that may be made to your ELKS.

Other terms of the ELKS	•	The ELKS will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

	•	We may from time to time, without your consent, create and issue additional ELKS with the same terms as the ELKS previously issued so that they may be combined with the earlier issuance.

	•	The ELKS will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

	•	The ELKS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), the trustee for our senior notes.  As calculation agent, MS & Co. will determine whether the trading price or closing price, as applicable, of the underlying equity has decreased to or below the downside threshold price, whether a market disruption event has occurred, the payment you receive at maturity, the amount payable per ELKS in the event of a price event acceleration or an event of default acceleration, and any adjustment to the equity ratio and downside threshold price for certain corporate events affecting the underlying equity that we describe in the section of this prospectus supplement called “Description of ELKS—Antidilution Adjustments.”

MS & Co. will be the agent; Conflicts of interest
The agent for the offering of the ELKS is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with NASD Rule 2720, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

No affiliation with the underlying equity issuer
The underlying equity issuer is not an affiliate of ours and is not involved with any of the issuances of ELKS in any way.  The obligations represented by the ELKS are obligations of Morgan Stanley and not of the underlying equity issuer.

Forms of securities
The ELKS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate that they will be represented by certificates issued in definitive form in the applicable pricing supplement.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities — The Depositary” in the accompanying prospectus, under which heading you will also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the ELKS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of ELKS” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the ELKS.  You should also read about some of the risks involved in investing in ELKS in the section called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the ELKS may differ from that of investments in ordinary debt securities or common stock.  See the section of this prospectus supplement called “Description of ELKS—United States Federal Taxation.”  You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the ELKS.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (212) 761-4000.

HYPOTHETICAL PAYMENTS ON THE ELKS

The following examples illustrate the payment at maturity on the ELKS for a range of hypothetical closing prices for the underlying equity at maturity and assume that the observation price for determining whether the underlying equity has been decreased to or below the downside threshold price is the "trading price" of the underlying equity.  The applicable pricing supplement will specify whether the observation price will be the trading price or closing price of the underlying equity.  Table 1 assumes that the trading price has not decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date.  Table 2 assumes that it did.  The tables illustrate the effect on the return at maturity of both the closing price of the underlying equity at maturity and the price of the underlying equity relative to the downside threshold price over the period from but excluding the pricing date to and including the valuation date.

These hypothetical examples are based on the following hypothetical values:

•	Stated principal amount (per ELKS):	$10
•	Initial equity price:	$100 (the closing price of one share of underlying equity on the pricing date)
•	Equity ratio:	0.1 (the $10 stated principal amount per ELKS divided by the initial equity price)
•	Downside threshold price:	$75 (75% of the initial equity price)
•	Annual coupon:	8%
•	Hypothetical annualized dividend yield:	2%

TABLE 1:  This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a one-year term) on a $10 investment in the ELKS if the trading price of the underlying equity HAS NOT decreased to or below the hypothetical downside threshold price of $75 at any time on any trading day from but excluding the pricing date to and including the valuation date.  Consequently, the payment at maturity in each of these examples would be the cash payment of the $10 stated principal amount and would not be affected by the value of the underlying equity at maturity.
Hypothetical underlying equity closing price at maturity	Value of cash payment at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return on the underlying equity*	Total return on the ELKS
$ 0	N/A**	N/A	N/A	N/A	N/A
$ 70	N/A**	N/A	N/A	N/A	N/A
$ 80	$ 10	$ 0.80	$ 10.80	-18.00%	8.00%
$ 90	$ 10	$ 0.80	$ 10.80	-8.00%	8.00%
$ 100	$ 10	$ 0.80	$ 10.80	2.00%	8.00%
$ 106	$ 10	$ 0.80	$ 10.80	8.00%	8.00%
$ 125	$ 10	$ 0.80	$ 10.80	27.00%	8.00%
$ 150	$ 10	$ 0.80	$ 10.80	52.00%	8.00%
$ 175	$ 10	$ 0.80	$ 10.80	77.00%	8.00%
$ 200	$ 10	$ 0.80	$ 10.80	102.00%	8.00%

*Assumes dividends are not reinvested
**Assumes that if the closing price at maturity was below the hypothetical downside threshold price of $75 at maturity then the trading price would have also decreased to or below the hypothetical downside threshold price at some time on or prior to the valuation date.  In this case, the investor would suffer a loss as set out below in Table 2.  Nonetheless, if the underlying equity had decreased to or below the downside threshold price on the maturity date, but had not decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, investors would still be entitled to be paid at maturity the $10 stated principal amount.

TABLE 2:  This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a one-year term) on a $10 investment in the ELKS if the trading price of the underlying equity HAS decreased to or below the downside threshold price of $75 at any time on any trading day from but excluding the pricing date to and including the valuation date.  Consequently, the payment at maturity in each of these examples could be made by the delivery of shares of the underlying equity and, if so, would be affected by the value of the underlying equity at maturity.

This table assumes that we have not elected to deliver cash instead of shares of the underlying equity at maturity. If we elect to deliver cash instead of shares of the underlying equity, the amount of cash paid to investors will be determined based on the price of the underlying equity on the valuation date and this cash amount will not be increased even if the price of the underlying equity increases from the valuation date to the maturity date.
Hypothetical underlying equity closing price at maturity	Value of the underlying equity delivered as payment at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return on the underlying equity*	Total return on the ELKS
$ 0	$ 0.00	$ 0.80	$ 0.80	-98.00%	-92.00%
$ 25	$ 2.50	$ 0.80	$ 3.30	-73.00%	-67.00%
$ 70	$ 7.00	$ 0.80	$ 7.80	-28.00%	-22.00%
$ 80	$ 8.00	$ 0.80	$ 8.80	-18.00%	-12.00%
$ 90	$ 9.00	$ 0.80	$ 9.80	-8.00%	-2.00%
$ 92	$ 9.20	$ 0.80	$ 10.00	-6.00%	0.00%
$ 100	$ 10.00	$ 0.80	$ 10.80	2.00%	8.00%
$ 125	$ 12.50	$ 0.80	$ 13.30	27.00%	33.00%**
$ 150	$ 15.00	$ 0.80	$ 15.80	52.00%	58.00%**
$ 175	$ 17.50	$ 0.80	$ 18.30	77.00%	83.00%**
$ 200	$ 20.00	$ 0.80	$ 20.80	102.00%	108.00%**

*Assumes dividends are not reinvested
**You will not receive a positive return on the ELKS in excess of the total monthly coupon payments unless (1) the trading price of the underlying equity at any time on any trading day after the pricing date up to and including the valuation date is less than or equal to the downside threshold price and (2) since the table assumes we have not elected to deliver cash, the trading price of the underlying equity at maturity is greater than the initial equity price.

Because the trading price of the underlying equity may be subject to significant fluctuation from but excluding the pricing date to and including the valuation date, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The actual payment amounts you receive will depend on (a) whether the trading price (at any time) or closing price, as applicable, of the underlying equity falls to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date and (b) the closing price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash value thereof, which will be determined as of such date).

RISK FACTORS

The ELKS are not secured debt and are riskier than ordinary debt securities.  Because the return to investors is linked to the performance of the underlying equity specified in the applicable pricing supplement, there is no guaranteed return of principal at maturity.  This section describes the most significant risks relating to the ELKS.  You should carefully consider whether the ELKS are suited to your particular circumstances before you decide to purchase them.

The ELKS are not ordinary senior debt securities — no guaranteed return of principal

The ELKS combine features of equity and debt.  The terms of the ELKS differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity.  Our payment to you at maturity per ELKS will either be (i) cash equal to the stated principal amount of each ELKS or (ii) if the trading price (at any time) or closing price, as applicable, of the underlying equity decreases to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date, a number of shares of the underlying equity equal to the equity ratio or, if we so elect, the cash value (determined as of the valuation date) of such shares.  If we deliver shares of the underlying equity at maturity (or the cash value of such shares, determined as of the valuation date) in exchange for each ELKS, the value of those shares or that cash, as applicable, will be less than the stated principal amount of each ELKS and could be zero unless the price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash value thereof) has recovered and is greater than the initial equity price.  In addition, if we elect to deliver cash in lieu of shares of the underlying equity at maturity, the amount of cash we deliver will be determined as of the valuation date.  Therefore, if we elect to deliver cash, you will not participate in any appreciation of the underlying equity between the valuation date and the maturity date.

You will not participate in any appreciation in the value of the underlying equity, except in certain limited circumstances

You will not participate in any appreciation in the price of the underlying equity, and your return on the ELKS will be limited to the coupon payable on the ELKS, unless: (i) the trading price (at any time on any trading day) or closing price, as applicable, of the underlying equity declines to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date and (ii) the price of the underlying equity at maturity (or on the valuation date if we elect to deliver the cash value thereof) has recovered and is greater than the initial equity price.  There is no assurance that such a recovery in the price of the underlying equity will happen in this situation, and if it does not happen, the value of the underlying equity or cash that you receive at maturity will be less than the stated principal amount of the ELKS and you will lose some or all of your initial investment.

An ELKS that specifies that the observation price will be the trading price of the underlying equity could have a significantly different payment at maturity than an ELKS with an observation price specified as the closing price of the underlying equity

The applicable pricing supplement will specify whether the observation price will be the trading price or the closing price of the underlying equity. If trading price is specified, you will receive shares of the underlying equity equal to the equity ratio at maturity (or, if we so elect, the cash value of such shares, determined as of the valuation date), and therefore you will be exposed on a 1-to-1 basis to any depreciation of the underlying equity, if the trading price of the underlying equity has fallen below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, even if the underlying equity closes at a level that is above the downside threshold price on that particular day.

The ELKS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the ELKS

Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the ELKS on the coupon payment dates and at maturity and therefore investors are subject to the credit risk of Morgan Stanley and to changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the ELKS.

Market price of the ELKS will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the ELKS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the ELKS in the secondary market.  We expect that generally the trading price of the underlying equity on any day will affect the value of the ELKS more than any other single factor.  However, because the payment on the ELKS is not directly correlated to the value of the underlying equity, the ELKS will trade differently from the underlying equity.  Other factors that may influence the value of the ELKS include:

•	the price of the underlying equity at any time, including in relation to the specified downside threshold price;

•
if trading price is specified as the observation price in the applicable pricing supplement, whether the trading price of the underlying equity has decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date;

•
if closing price is specified as the observation price in the applicable pricing supplement, whether the closing price of the underlying equity has decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date;

•	the volatility (frequency and magnitude of changes in price) of the underlying equity;

•	the dividend rate on the underlying equity and, if the underlying equity is ETF shares, the dividend and yield rates on the assets held by the ETF;

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and that may affect the underlying equity issuer and the trading price of the underlying equity;

•	interest and yield rates in the market;

•	the time remaining to the maturity of the ELKS;

•	the occurrence of certain events affecting the underlying equity issuer that may or may not require adjustments to the equity ratio and the downside threshold price; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your ELKS prior to maturity.  For example, you may have to sell your ELKS at a substantial discount from the stated principal amount if the price of the underlying equity has declined below the initial equity price, especially if the trading price or closing price, as applicable, has decreased to or below the downside threshold price at any time after the pricing date of the ELKS.

You cannot predict the future performance of the underlying equity based on its historical performance.  The trading price or closing price, as applicable, of the underlying equity may decrease to or below the downside threshold price and the closing price may be below the initial equity price at maturity (or, if we elect to deliver cash, the valuation date) so that you will receive at maturity shares of the underlying equity worth less than the stated principal amount of the ELKS.  We cannot guarantee that the price of the underlying equity will stay above the downside threshold price over the life of the ELKS or that, if the price of the underlying equity has decreased to or below the downside threshold price, the price of the underlying equity will recover and be at or above the initial equity price on the maturity date (or, if we elect to deliver cash, on the valuation date) so that you will receive at maturity an amount at least equal to the stated principal amount of the ELKS.

Secondary trading may be limited

There may be little or no secondary market for the ELKS.  Although we may apply to list certain issuances of ELKS on a stock exchange, we may not meet the requirements for listing of that particular stock exchange and do not expect to announce whether or not we will meet such requirements prior to the pricing date.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the ELKS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the ELKS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the ELKS, the price at which you may be able to trade your ELKS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If the ELKS are not listed on any securities exchange and if MS & Co. were not to make a market in the ELKS, it is likely that there would be no secondary market for the ELKS.  Accordingly, you should be willing to hold your ELKS to maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase ELKS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the ELKS, as well as the projected profit included in the cost of hedging our obligations under the ELKS.  The cost of hedging includes the project profit that our subsidiaries may realize as consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the ELKS are accelerated, you may receive an amount worth substantially less than the stated principal amount of the ELKS

The maturity of the ELKS will be accelerated if there is a price event acceleration or an event of default acceleration.  The amount payable to you if the maturity of the ELKS is accelerated will differ depending on the reason for the acceleration and may be substantially less than the stated principal amount of the ELKS.  See “Description of ELKS—Price Event Acceleration” and “Description of ELKS—Alternate Exchange Calculation in Case of an Event of Default.”

Morgan Stanley is not affiliated with the underlying equity issuer

The underlying equity issuer is not an affiliate of ours and is not involved with this offering in any way.  Consequently, we have no ability to control the actions of the underlying equity issuer, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity.  The underlying equity issuer has no obligation to consider your interest as an investor in the ELKS in taking any corporate actions that might affect the value of your ELKS.  None of the money you pay for the ELKS will go to the underlying equity issuer and, if the underlying equity is ETF shares, the ETF.

Morgan Stanley may engage in business with or involving the underlying equity issuer without regard to your interests

We or our affiliates may presently or from time to time engage in business with the underlying equity issuer without regard to your interests, including extending loans to, or making equity investments in, the underlying equity issuer or providing advisory services to the underlying equity issuer, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about the underlying equity issuer.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity issuer.  These research reports may or may not recommend that investors buy or hold the underlying equity.

Investing in the ELKS is not equivalent to investing in the underlying equity

Investing in the ELKS is not equivalent to investing in the underlying equity.  As an investor in the ELKS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying equity.  In addition, you do not have the right to exchange your ELKS for cash or for the underlying equity prior to maturity.

The ELKS may become exchangeable into the common stock of a company other than the underlying equity issuer

Following certain corporate events relating to the underlying equity, such as a stock-for-stock merger where the underlying equity issuer is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying equity issuer based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this prospectus supplement called “Description of ELKS—Antidilution Adjustments.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the ELKS.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equity

MS & Co., as calculation agent, will adjust the equity ratio and the downside threshold price for certain events affecting the underlying equity, such as stock splits and stock dividends, and certain other corporate actions involving underlying equity issuer, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that could affect the underlying equity.  For example, the calculation agent is not required to make any adjustments if the underlying equity issuer or anyone else makes a partial tender or partial exchange offer for the underlying equity.  If an event occurs that does not require the calculation agent to adjust the amount of underlying equity payable at maturity, the market price of the ELKS may be materially and adversely affected.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the ELKS.

As calculation agent, MS & Co. will determine the initial equity price, the equity ratio, whether the trading price (at any time on any trading day) or closing price, as applicable, of the underlying equity has decreased to or below the downside threshold price, whether a market disruption event has occurred, the payment at maturity, including, if we elect to deliver cash in lieu of shares, the cash value of such shares on the valuation date, the amount payable to you in the event of a price acceleration, any adjustment to the equity ratio and downside threshold price to reflect certain corporate and other events and the appropriate underlying security or securities, if any, to be delivered at maturity following certain extraordinary dividends or reorganization events.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the equity ratio and downside threshold price, may affect the amount payable to you at maturity or upon a price event acceleration of the ELKS.  See the sections of this prospectus supplement called “Description of ELKS—Antidilution Adjustments” and “—Price Event Acceleration.”

The original issue price of the ELKS includes the agent’s commissions and certain costs of hedging our obligations under the ELKS.  The subsidiaries through which we hedge our obligations under the ELKS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the ELKS

MS & Co. and other affiliates of ours will carry out hedging activities related to the ELKS, including trading in the underlying equity as well as in other instruments related to the underlying equity.  MS & Co. and some of our other subsidiaries also trade the underlying equity and other financial instruments related to the underlying equity on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the price of the underlying equity and, accordingly, potentially increase the initial equity price used to calculate the downside threshold price and, therefore, potentially increase the downside threshold price relative to the price of the underlying equity on the pricing date absent such hedging or trading activity.  Additionally, such hedging or trading activities after the pricing date could potentially affect whether the trading price or closing price, as applicable, of the underlying equity decreases to or below the downside threshold price and, therefore, whether or not you will receive at maturity the stated principal amount of the ELKS or shares of the underlying equity (or, if we so elect, the cash value of such shares).

If the underlying equity is ETF shares, adjustments to the ETF shares or to the share underlying index could adversely affect the value of the ELKS

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  Pursuant to its investment strategy or otherwise, the investment adviser of an exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the ETF shares and, consequently, the value of the ELKS.

If the underlying equity is ETF shares, the ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of its respective share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

ELKS based upon certain ETF shares are subject to currency exchange risk

If the prices of the component securities of the ETF are quoted in a foreign currency and converted into U.S. dollars for purposes of calculating their value in the ETF, holders of ELKS will be exposed to currency exchange rate risk with respect to each of those foreign currencies.  An investor’s net exposure will depend on the extent to which the currencies strengthen or weaken against the U.S. dollar and, if applicable, the relative weight of each of those securities within the ETF.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the securities and, accordingly, the ETF shares will be adversely affected and the payment at maturity of the ELKS may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the underlying countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Because the characterization of the ELKS for U.S. federal income tax purposes is uncertain, the material U.S. federal income tax consequences of an investment in the ELKS are unclear

There is no direct legal authority as to the proper tax treatment of the ELKS, and our counsel has not rendered an opinion as to their proper characterization for U.S. federal income tax purposes.  Significant aspects of the tax treatment of the ELKS are uncertain.  Pursuant to the terms of the ELKS and subject to the discussion in this prospectus supplement under “United States Federal Taxation,” you agree with us to treat an ELKS for all U.S. federal tax purposes as a unit consisting of (i) an option on a forward contract, pursuant to which, if exercised, you agree to purchase the underlying equity (and cash in lieu of fractional shares) or, if we so elect, the cash value of the underlying equity determined as of the valuation date and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the forward contract.  Please read the discussion under “United States Federal Taxation” in this prospectus supplement concerning the U.S. federal income tax consequences of an investment in the ELKS.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the ELKS, the timing and character of income on the ELKS could differ significantly.  Please read carefully the section of this prospectus supplement called “United States Federal Taxation.”

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the ELKS would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ELKS, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the ELKS are the character and timing of income or loss (including whether the portion of the coupon payment treated as option premium might instead be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Non-U.S. Holders (as defined in the section of this prospectus supplement called “United States Federal Taxation ─ Tax Consequences to Non-U.S. Holders”) should note that we currently do not intend to withhold on any payments made with respect to the ELKS to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the ELKS to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

If you are a non-U.S. investor, please also read the section of this prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the ELKS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF ELKS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of ELKS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to an ELKS shall refer to the stated principal amount specified as the denomination for that issuance of ELKS in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities — Indentures”)
•	senior indebtedness (“Description of Debt Securities — Subordination Provisions”)

General Terms of the ELKS

We will issue the ELKS as part of our Series F medium-term notes under the Senior Debt Indenture.  Our senior Series F global medium-term notes, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under that indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  In addition, we may create and issue additional ELKS with the same terms as previous issuances of ELKS, so that the additional ELKS will be considered as part of the same issuance as the earlier ELKS.

Ranking. ELKS issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplement.  A pricing supplement will specify the following terms of any issuance of our ELKS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per ELKS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the rate per year at which the ELKS will pay a coupon, if any, or the method of calculating that rate and the dates on which the coupon will be payable;

•	the underlying equity;

•	the underlying equity issuer and, if the underlying equity is shares of an exchange-traded fund (“ETF”), the share underlying index;

•	the initial equity price;

•	the downside threshold price;

•	whether the observation price will be the closing price or trading price of the underlying equity;

•	the valuation date;

•	the stock exchange, if any, on which the ELKS may be listed;

•
if any ELKS are not denominated and payable in U.S. dollars, the currency or currencies in which the principal and coupon, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the ELKS are in book-entry form, whether the ELKS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the ELKS.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“acceleration price” means $2.00, unless otherwise specified in the applicable pricing supplement.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing price” for one share of the underlying equity (or one unit of any other security for which a closing price must be determined) on any trading day means:

•
if such underlying equity (or any such other security) is listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying equity (or any such other security) is listed or admitted to trading,

•	if such underlying equity (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

•
if such underlying equity (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying equity (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying equity (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to such underlying equity (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such underlying equity (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for such underlying equity (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.

“coupon” means the periodic coupon payable on the ELKS, as specified in the applicable pricing supplement.

“coupon payment date” for any ELKS means any date specified in the applicable pricing supplement for the regularly scheduled payment of the coupon. If any scheduled coupon payment date is not a business day, we will pay the coupon on the next business day, but interest on that payment will not accrue during the period from and after the scheduled coupon payment date.  If the scheduled maturity date is postponed due to a market disruption event or otherwise, we will pay the coupon on the maturity date as postponed rather than on the scheduled maturity date, but no coupon will accrue on the ELKS or on such payment during the period from or after the scheduled maturity date.

“Depositary” means The Depository Trust Company, New York, New York.

“downside threshold price” means the price that is specified in the applicable pricing supplement, which will be determined by the Calculation Agent on the pricing date.  The downside threshold price will be subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events affecting the underlying equity through and including the valuation date.  See “—Antidilution Adjustments” below.

“equity ratio” will be equal to the stated principal amount divided by the initial equity price, as specified in the applicable pricing supplement, and will be determined on the pricing date, but will be subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events affecting the underlying equity through and including the valuation date.  See “—Antidilution Adjustments” below.

“initial equity price” means the closing price of the underlying equity on the pricing date, as specified in the applicable pricing supplement.

“issue price” means the amount per ELKS specified as such in the applicable pricing supplement and will equal the stated principal amount, unless otherwise specified in the applicable pricing supplement.

“market disruption event” means, with respect to the underlying equity (or any other security for which a trading price or closing price must be determined), the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(a) in the case of ELKS based upon the common stock of an underlying equity issuer:

(i)     the occurrence or existence of a suspension, absence or material limitation of trading of the underlying equity on the primary market for the underlying equity for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying equity as a result of which the reported trading prices for the underlying equity during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying equity, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; and

(ii)    a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the ELKS; and

(b) in the case of ELKS based upon ETF shares:

(i)     the occurrence or existence of a suspension, absence or material limitation of trading of the underlying equity on the relevant exchange for the underlying equity for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the relevant exchange for the underlying equity as a result of which the reported trading prices for the underlying equity during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying equity, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)    the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(iii)   the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts related to the share underlying index or the underlying equity for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)  a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the ELKS.

For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying equity or by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying equity and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying equity are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

For ELKS based upon ETF shares, for purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the share underlying index will be based on a comparison of (x) the portion of the value of the share underlying index attributable to that security relative to (y) the overall value of the share underlying index, in each case immediately before that suspension or limitation.

The “maturity date” is specified in the applicable pricing supplement and is subject to acceleration as described below in “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” and subject to extension if the valuation date is postponed in accordance with the following paragraph.

If the valuation date is postponed due to a market disruption event or otherwise so that the valuation date falls less than two trading days prior to the scheduled maturity date, the maturity date will be postponed so that the maturity date will be the second trading day following the valuation date.

“observation price” means either “closing price” or “trading price,” as specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of ELKS will be issued.

“pricing date” means the day when we price an issuance of the ELKS for initial sale to the public, as specified in the applicable pricing supplement.

“relevant exchange” means, with respect to any issuance of ELKS based upon ETF shares, the primary exchange or market of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share underlying index” means the index which the relevant ETF shares seek to track.

“stated principal amount” means the principal amount of each ELKS specified in the applicable pricing supplement.

“trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange, in the over-the-counter market for equity securities in the United States and, if the principal trading market for the common stock or ordinary shares of the underlying equity issuer, if any, is outside the United States, in such principal trading market.

“trading price” for one share of the underlying equity (or one unit of any other security for which a trading price must be determined) at any time during any trading day (including at the close) means:

•
if the underlying equity (or any such other security) is listed or admitted to trading on a national securities exchange (other than the NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the underlying equity (or any such other security) is listed or admitted to trading,

•
if the underlying equity (or any such other security) is a security of the NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ, or

•
if the underlying equity (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

“underlying equity” means the (i) shares of a company, (ii) American depositary shares representing the ordinary shares of a company, or (iii) exchange-traded fund (“ETF”) shares relating to the underlying equity issuer that are specified in the applicable pricing supplement.

“underlying equity issuer” means the company that is specified in the applicable pricing supplement, if any, whose shares underlie that issuance of ELKS.

“valuation date” will be the date specified in the applicable pricing supplement, provided that if such date is not a trading day or if a market disruption event with respect to the underlying equity occurs on such date, the closing price of the underlying equity for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the closing price for any scheduled valuation date will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the closing price for the underlying equity on such date as the mean of the bid prices for one share of the underlying equity for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other features of the ELKS are described in the following paragraphs.

Payment at Maturity

For ELKS where the applicable pricing supplement specifies “trading price” as the observation price:

Unless the maturity of the ELKS has been accelerated, we will deliver to you on the maturity date, upon delivery of the ELKS to the Trustee, for each stated principal amount of the ELKS either:

•
if the trading price of the underlying equity has not decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, an amount in cash equal to the stated principal amount per ELKS, or

•
if the trading price of the underlying equity has decreased to or below the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date, a number of shares of the underlying equity equal to the equity ratio or, if we so elect, the cash value of such shares, as determined by the Calculation Agent as of the valuation date.  The equity ratio and the downside threshold price are subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events relating to the underlying equity.  See “—Some Definitions—equity ratio” above and “—Antidilution Adjustments” below.

For ELKS where the applicable pricing supplement specifies “closing price” as the observation price:

Unless the maturity of the ELKS has been accelerated, we will deliver to you on the maturity date, upon delivery of the ELKS to the Trustee, for each stated principal amount of the ELKS either:

•
if the closing price of the underlying equity has not decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date, an amount in cash equal to the stated principal amount per ELKS, or

•
if the closing price of the underlying equity has decreased to or below the downside threshold price on any trading day from but excluding the pricing date to and including the valuation date, a number of shares of the underlying equity equal to the equity ratio or, if we so elect, the cash value of such shares, as determined by the Calculation Agent as of the valuation date.  The equity ratio and the downside threshold price are subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events relating to the underlying equity.  See “—Some Definitions—equity ratio” above and “—Antidilution Adjustments” below.

As a result, if the trading price (at any time) or closing price, as applicable, of the underlying equity on any trading day after the pricing date up to and including the valuation date is less than or equal to the downside threshold price, the value of the underlying equity or cash, as applicable, that you receive at maturity for each ELKS may be significantly less than the stated principal amount of each ELKS, and could be zero.  You will not in any case participate in any appreciation of the underlying equity unless (1) the trading price (at any time) or closing price, as applicable, of the underlying equity on any trading day after the pricing date up to and including the valuation date is less than or equal to the downside threshold price and (2) the trading price of the underlying equity at maturity (or the closing price on the valuation date, if we elect to deliver the cash value thereof, determined as of the valuation date) is greater than the initial equity price.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. on the business day immediately prior to the maturity date of the ELKS, of  our election, if applicable, to deliver the cash value of the underlying equity in lieu of the actual underlying equity, the amount of cash or the number of shares of the underlying equity, as applicable, to be delivered with respect to the stated principal amount of each ELKS and (ii) deliver such cash or shares of the underlying equity (and cash in respect of the coupon and any fractional shares of the underlying equity), as applicable, to the Trustee for delivery to the holders on the maturity date.  If specified in the applicable pricing supplement, an issuance of ELKS may be cash settled only.

If the maturity of the ELKS is accelerated because of a price event acceleration (as described under “—Price Event Acceleration” below) or because of an event of default acceleration (as defined under “—Alternate Exchange Calculation in Case of an Event of Default” below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an event of default acceleration, two business days after the date of acceleration and (ii) in the case of a price event acceleration, 10:30 a.m. on the business day immediately prior to the date of acceleration.

Price Event Acceleration

If on any two consecutive trading days during the period prior to and ending on the third business day immediately preceding the maturity date, the closing price of the underlying equity is less than the acceleration price, the maturity date of the ELKS will be deemed to be accelerated to the third business day immediately following such second trading day (the “date of acceleration”).  Upon such acceleration, with respect to the stated principal amount of each ELKS, we will deliver to the Depositary, as holder of the ELKS, on the date of acceleration:

•	a number of shares of underlying equity equal to the equity ratio, as of such date of acceleration or, if we elect, the cash value of such shares, determined as of such date; and

•
accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash, as determined by the Calculation Agent, equal to the sum of the present values of the remaining scheduled coupon payments on the ELKS (excluding any portion of such coupon payments accrued to the date of acceleration) discounted to the date of acceleration based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment.

We expect such shares and/or cash will be distributed to investors on the date of acceleration in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

Investors will not be entitled to receive the return of the stated principal amount of each ELKS upon a price event acceleration.

No Fractional Shares

Following the delivery of the ELKS to the Trustee at maturity, if our payment is to be made in shares of underlying equity, we will deliver the aggregate number of shares of underlying equity due with respect to all of such ELKS, as described above, but we will pay cash in lieu of delivering any fractional share of underlying equity in an amount equal to the corresponding fractional closing price of the underlying equity, as determined by the Calculation Agent on the valuation date.

Antidilution Adjustments

The equity ratio and downside threshold price will each be adjusted as follows:

1.      If the underlying equity is subject to a stock split or reverse stock split, then once such split has become effective, (i) the equity ratio will be adjusted to equal the product of the then-current equity ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying equity and (ii) the downside threshold price will be adjusted to equal the quotient of the then-current downside threshold price and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying equity.

2.      If the underlying equity is subject (i) to a stock dividend (issuance of additional shares of the underlying equity) that is given ratably to all holders of shares of the underlying equity or (ii) to a distribution of the underlying equity as a result of the triggering of any provision of the corporate charter of the underlying equity issuer, then once the underlying equity is trading ex-dividend, (a) the equity ratio will be adjusted so that the new equity ratio shall equal the then-current equity ratio plus the product of (i) the number of shares issued with respect to one share of the underlying equity and (ii) the then-current equity ratio and (b) the downside threshold price will be adjusted so that the new downside threshold price shall equal the then-current downside threshold price divided by the quotient of (i) the total number of shares of the underlying equity outstanding immediately following the dividend or distribution and (ii) the total number of shares of the underlying equity outstanding immediately prior to the dividend or distribution.

3.      If the underlying equity issuer issues rights or warrants to all holders of the underlying equity to subscribe for or purchase the underlying equity at an exercise price per share less than the closing price of the underlying equity on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the ELKS, then (A) the equity ratio will be adjusted to equal the product of (i) the then-current equity ratio and (ii) a fraction (the “rights factor”), the numerator of which shall be the number of shares of the underlying equity outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying equity offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the underlying equity outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying equity which the aggregate offering price of the total number of shares of the underlying equity so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price and (B) the downside threshold price will be adjusted to equal the quotient of (i) the then-current downside threshold price and (ii) the rights factor.

4.      There will be no adjustments to the equity ratio or downside threshold price to reflect cash dividends or other distributions paid with respect to the underlying equity other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below.  A cash dividend or other distribution with respect to the underlying equity will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying equity by an amount equal to at least 10% of the closing price of the underlying equity (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying equity on the primary U.S. organized securities exchange or trading system on which the underlying equity is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend.  If an Extraordinary Dividend occurs with respect to the underlying equity, (A) the equity ratio will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new equity ratio will equal the product of (i) the then-current equity ratio and (ii) a fraction (the “extraordinary dividend factor”), the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount and (B) the downside threshold price will be adjusted to equal the quotient of (i) the then-current downside threshold price and (ii) the extraordinary dividend factor.  The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying equity will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying equity or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend.  To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive.  A distribution on the underlying equity described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the equity ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5.      If (i) there occurs any reclassification or change of the underlying equity, including, without limitation, as a result of the issuance of any tracking stock by the underlying equity issuer, (ii) the underlying equity issuer or any surviving entity or subsequent surviving entity of the underlying equity issuer (an “underlying equity issuer successor”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying equity issuer or any underlying equity issuer successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying equity issuer is liquidated,

(v) the underlying equity issuer issues to all of its shareholders equity securities of an issuer other than the underlying equity issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spin-off Event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying equity (any such event in clauses (i) through (vi), a “Reorganization Event”), the method of determining the amount payable at maturity for each ELKS will be adjusted to provide that investors will be entitled to receive at maturity, in respect of the stated principal amount of each ELKS either:

•
if (x) the trading price (at any time on any trading day) or closing price, as applicable, of the underlying equity on any trading day from and including the pricing date to and including the effective date of the Reorganization Event, or (y) the Exchange Property Value (as defined below) at any time (or if closing price is specified as the observation price in the applicable pricing supplement, at the time the closing price of the underlying equity would otherwise be published or reported) on any trading day from and including the effective date of the Reorganization Event to and including the valuation date has not decreased to or below the downside threshold price, an amount of cash equal to the stated principal amount of each ELKS, or

•
if (x) the trading price (at any time on any trading day) or closing price, as applicable, of the underlying equity on any trading day from and including the pricing date to and including the effective date of the Reorganization Event, or (y) the Exchange Property Value (as defined below) at any time (or if closing price is specified as the observation price in the applicable pricing supplement, at the time the closing price of the underlying equity would otherwise be published or reported) on any trading day from and including the effective date of the Reorganization Event to and including the valuation date has decreased to or below the downside threshold price, securities, cash or any other assets distributed to holders of the underlying equity in or as a result of any such Reorganization Event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying equity, (B) in the case of a Spin-off Event, the share of the underlying equity with respect to which the spun-off security was issued, and (C) in the case of any other Reorganization Event where the underlying equity continues to be held by the holders receiving such distribution, the underlying equity (collectively, the “Exchange Property”), in an amount equal to the amount of Exchange Property delivered with respect to a number of shares of the underlying equity equal to the equity ratio determined at the time of the Reorganization Event, or, at our sole option, the cash value of such Exchange Property as of the valuation date.

If Exchange Property consists of more than one type of property, we will deliver to the Depositary, as holder of the ELKS, at maturity a pro rata share of each such type of Exchange Property or, if we so elect, the cash value of such Exchange Property, determined as of the valuation date.  We expect that such Exchange Property will be distributed to investors in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  If Exchange Property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the Exchange Property Value has decreased to or below the downside threshold price (A) at any time on any trading day, where the observation price is “trading price” or (B) on any trading day, where the observation price is “closing price,” from and including the time of the Reorganization Event to and including the valuation date, “Exchange Property Value” means (i) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying equity, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such Exchange Property received for one share of the underlying equity and (iii) for any security received in any such Reorganization Event, an amount equal to the trading price, as of the time at which the Exchange Property Value is determined, per unit of such security multiplied by the quantity of such security received for each share of the underlying equity at the time of such Reorganization Event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to “the underlying equity” under “—No Fractional Shares,” “—General Terms of the ELKS—Some Definitions,” “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” shall be deemed to also refer to any other security received by holders of the underlying equity in any such Reorganization Event, and (ii) all other references in this prospectus supplement to “the underlying equity” shall be deemed to refer to the Exchange Property into which the ELKS are thereafter exchangeable and references to a “share” or “shares” of the underlying equity shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

No adjustment to the equity ratio or downside threshold price will be required unless such adjustment would require a change of at least 0.1% in the equity ratio then in effect.  The equity ratio and downside threshold price resulting from any of the adjustments specified above will each be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the equity ratio and downside threshold price will be made up to the close of business on the valuation date.

No adjustments to the equity ratio or downside threshold price or method of calculating the equity ratio will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the trading price or closing price of the underlying equity, including, without limitation, a partial tender or exchange offer for the underlying equity.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the equity ratio and downside threshold price or method of calculating the equity ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the equity ratio and downside threshold price or to the method of calculating the amount payable at maturity of the ELKS made pursuant to paragraph 5 above upon written request by any investor in the ELKS.

Discontinuance of any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If the exchange-traded fund relating to the ETF shares underlying an issuance of ELKS is liquidated or otherwise terminated (a “liquidation event”), the trading price at any time on any trading day and the closing price, as applicable, of the ETF shares on any trading day will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the trading price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day in the case of the closing price (in each case, taking into account any material changes in the method of calculating the share underlying index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the ETF shares was available.

If, following a liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent trading price at any time on any trading day, or closing price on any trading day, following a liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the trading price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the ELKS based upon ETF shares, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such ELKS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any trading day or the valuation date following a liquidation event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing price for such date.  The closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Following any determination that no successor index is available, the Calculation Agent will not compute the trading price on any trading day for ELKS in which the observation price is “trading price,” and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining whether the trading price at any time on any trading day is less than or equal to the downside threshold price.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the ELKS based upon ETF shares.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to any ELKS shall have occurred and be continuing, the amount in cash declared due and payable upon any acceleration of the ELKS (an “event of default acceleration”) shall be determined by the Calculation Agent and shall be an amount payable in cash equal to the Payment at Maturity, for each ELKS, calculated as if the date of such acceleration were the valuation date, plus accrued but unpaid coupon to but excluding the date of such acceleration.  See “—Payment at Maturity” above.

If the maturity of the ELKS is accelerated because of an event of default acceleration as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to the ELKS as promptly as possible and in no event later than two business days after the date of acceleration.

Trustee

The “Trustee” for each offering of ELKS issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

Agent

Unless otherwise specified in the applicable pricing supplement, the “Agent” for each underwritten offering of ELKS will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the ELKS will be MS & Co.  As Calculation Agent, MS & Co. will determine whether the trading price (at any time on any trading day) or closing price, as applicable, of the underlying equity has decreased to or below the downside threshold price, the payment at maturity, the amount payable per ELKS in the event of a price event acceleration or an event of default acceleration, and any adjustment to the equity ratio for certain extraordinary dividends or corporate events affecting underlying equity that we describe in the section called “—Antidilution Adjustments” above.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the equity ratio will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts paid with respect to the aggregate number of ELKS related to coupon payments or the payment at maturity will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the ELKS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the equity ratio and the downside threshold price or determining any trading price, closing price or whether a market disruption event has occurred or calculating the amount due to you in the event of a price event acceleration.  See “—Discontinuance of the ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments”, and “—Some Definitions—market disruption event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, ELKS are issued as part of our Series F medium-term note program.  We will issue ELKS only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own securities registered in their own names on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-entry securities.  For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities.  Except as set forth in the prospectus under “Forms of Securities — Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the securities.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.

Certificated securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities.  The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York law to govern.  The ELKS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and coupon payments on the ELKS are made, how exchanges and transfers of the ELKS are effected and how fixed rate coupons on the ELKS are calculated.  For purposes of this prospectus supplement for ELKS, the description of fixed rate interest payments in the section called “Description of Debt Securities” in the prospectus shall be deemed to apply to the payment of coupons with respect to the ELKS.

UNDERLYING EQUITY ISSUER AND UNDERLYING EQUITY – PUBLIC INFORMATION

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the Commission pursuant to the Exchange Act and the Investment Company Act of 1940.  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.  The address of the Commission’s website is http://www.sec.gov.  Information provided to or filed with the Commission by the underlying equity issuer pursuant to the Exchange Act can be located by reference to the Commission file number provided in the applicable pricing supplement.  In addition, information regarding the underlying equity issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This prospectus supplement relates only to the ELKS offered hereby and does not relate to the common stock of the underlying equity issuer or other securities of such company or shares of the underlying ETF.  In connection with any issuance of  ELKS under this prospectus supplement, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equity issuer.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying equity issuer is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying equity (and therefore the price of such common stock or shares of such ETF at the time we price the ELKS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying equity issuer could affect the value received at maturity with respect to the ELKS and therefore the prices of the ELKS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying equity.

We and/or our affiliates may presently or from time to time engage in business with the underlying equity issuer, including extending loans to, or making equity investments in the underlying equity issuer or providing advisory services to the underlying equity issuer, such as merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying equity issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying equity issuer, and the reports may or may not recommend that investors buy or hold the underlying equity or the stocks underlying any underlying equity that consist of  ETF shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the ELKS under the securities laws.  As a prospective purchaser of ELKS, you should undertake an independent investigation of the underlying equity issuer as in your judgment is appropriate to make an informed decision with respect to an investment in such company or ETF.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the ELKS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the ELKS through one or more of our subsidiaries.  The original issue price of the ELKS includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the ELKS and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the ELKS by taking positions in the underlying equity, in options contracts on the underlying equity listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the price of the underlying equity, and, accordingly, potentially increase the initial equity price used to calculate the downside threshold price, and therefore, potentially increase the downside threshold price relative to the price of the underlying equity on the pricing date absent such hedging activity.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the ELKS, by purchasing and selling the underlying equity, options contracts on the underlying equity listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the price of the underlying equity and, therefore, adversely affect the value of the ELKS or the payment that you will receive at maturity or upon any acceleration of the ELKS.

ELKS OFFERED ON A GLOBAL BASIS

If we offer the ELKS on a global basis we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “—Tax Redemption” and “—Payment of Additional Amounts” will apply to ELKS offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ELKS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the ELKS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the ELKS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the ELKS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction

 (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the ELKS.

Because we may be considered a party in interest with respect to many Plans, the ELKS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the ELKS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the ELKS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such ELKS on behalf of or with “plan assets” of any Plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ELKS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

In addition to considering the consequences of holding the ELKS, employee benefit plans subject to ERISA or insurance companies deemed to be investing ERISA plan assets (or other governmental or church plans subject to similar regulations, as described above) purchasing the ELKS should also consider the possible implications of owning the underlying equity upon exchange of the ELKS at maturity.  Each purchaser and holder of the ELKS has exclusive responsibility for ensuring that its purchase, holding and disposition of the ELKS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any ELKS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Each purchaser and holder of the ELKS has exclusive responsibility for ensuring that its purchase, holding and disposition of the ELKS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of the ELKS to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal tax consequences of ownership and disposition of the ELKS.  This discussion applies only to initial investors in the ELKS who:

•
purchase the ELKS at their “issue price,” which will equal the first price at which a substantial amount of the ELKS is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the ELKS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities, commodities or foreign currencies;

•	investors holding the ELKS as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares to which an ELKS relates (such shares hereinafter referred to as “Underlying Equity”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or other disposition of the ELKS.  You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the ELKS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of the Underlying Equity should an investor receive the Underlying Equity at maturity or upon retirement of the ELKS.  Investors should consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the Underlying Equity.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.  Persons considering the purchase of ELKS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific ELKS offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain assumptions and representations that will be confirmed at or prior to the pricing date with respect to each offering, pursuant to the terms of the ELKS and subject to the discussion below under “—Tax Consequences to Non-U.S. Holders,” we and every investor in the ELKS agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat an ELKS, under current law, for all U.S. federal income tax purposes as a unit consisting of the following:

(i)
an option (the “Option”) written by the investor to enter into a forward contract (the “Forward Contract”) that, if exercised, will require the investor to purchase the Underlying Equity (and cash in lieu of fractional shares) or, if we so elect, the cash value of the Underlying Equity determined as of the valuation date for an amount equal to the Deposit (as defined below); and

(ii)
a deposit with us of a fixed amount of cash, equal to the issue price, to secure the investor’s obligation under the Forward Contract (the “Deposit”), which Deposit pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

The Option will be deemed to have been exercised only if the trading or closing (as provided in the applicable pricing supplement) price of the Underlying Equity has decreased to or below the Downside Threshold Price.  Assuming the characterization of the ELKS as set forth is respected, a portion of the coupon on the ELKS will be treated as Yield on the Deposit and the remainder will be attributable to the premium on the Option (the “Option Premium”).  The Yield on the Deposit will be determined as of the pricing date and set forth in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, we will allocate 100% of the issue price of the ELKS to the Deposit and none to the Option.  Our allocation of the issue price between the Option and the Deposit will be binding on investors in the ELKS, unless an investor timely and explicitly discloses to the Internal Revenue Service (the “IRS”) that its allocation is different from ours.  The treatment of the ELKS described above and our allocation are not, however, binding on the IRS or the courts.  No statutory, judicial or administrative authority directly addresses the treatment of the ELKS or instruments similar to the ELKS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the ELKS. Our counsel has not rendered an opinion as to the proper U.S. federal income tax characterization of the ELKS.  Significant aspects of the U.S. federal income tax consequences of an investment in the ELKS are uncertain, and no assurance can be given that the IRS or a court will agree with the characterization described herein.  Accordingly, you should consult your tax advisers regarding the U.S. federal income tax consequences of an investment in the ELKS (including alternative characterizations of the ELKS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of an ELKS that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the ELKS

Unless otherwise provided in the applicable pricing supplement and assuming the characterization of the ELKS and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

ELKS with a Term Equal to or Less Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of an ELKS if the term of the ELKS is equal to or less than one year (taking into account the last possible date that the ELKS could be outstanding under its terms).

Coupon Payments on the ELKS.  Under the characterization described above under “—General,” only a portion of the coupon payments on the ELKS will be attributable to the Yield on the Deposit.

The Deposit will be treated as a “short-term obligation” for U.S. federal income tax purposes. Accordingly, to the extent attributable to the Yield on the Deposit, coupon payments on the ELKS will generally be taxable to a U.S. Holder as ordinary interest income, as set forth herein.  A U.S. Holder who is a cash method taxpayer will not be required to include the Yield on the Deposit currently in income for U.S. federal income tax purposes prior to its receipt of such yield unless the holder elects to do so.  A U.S. Holder who is a cash method taxpayer and does not make such election should include the Yield on the Deposit as income upon receipt.  An accrual method taxpayer will be required to include the Yield on the Deposit in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the Yield on the Deposit according to a constant yield method based on daily compounding.

Additionally, cash method holders who do not elect to accrue the Yield on the Deposit will be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the ELKS until the Yield on the Deposit is included in income.  Cash method holders shall not be required to defer an amount in excess of the Yield on the Deposit they would have taken into income had they made the election.

The remainder of the coupon payments will represent the Option Premium.  The Option Premium will not be taxable to a U.S. Holder upon receipt, and will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Option will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

Lapse of the Option

Receipt of Principal Amount in Cash upon Settlement of the ELKS.  If a U.S. Holder receives the principal amount of an ELKS in cash at maturity, the Option will be deemed to have lapsed. The amount attributable to the accrued but unpaid Yield on the Deposit for the ELKS will be taxed as described under “—ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS.”  A U.S. Holder will not recognize income upon return of the Deposit, but will recognize the total amount of the Option Premium received by the U.S. Holder over the term of the ELKS as short-term capital gain at such time.

Exercise of the Option

(i) Receipt of Cash Value of Underlying Equity as of Valuation Date.  If a U.S. Holder receives an amount of cash that is based on the value of the Underlying Equity as determined on the valuation date, the Option will be deemed to have been exercised, and the holder will be deemed to have applied the Deposit towards the cash settlement of the Forward Contract.  For these purposes, the amount received does not include any amounts attributable to accrued but unpaid coupon payments on the ELKS, which would be taxed as described under “— ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS” above.  The U.S. Holder would recognize taxable gain or loss equal to the difference between the amount of cash received (excluding cash attributable to the accrued but unpaid coupons on the ELKS) and the U.S. Holder’s tax basis in the ELKS.  The U.S. Holder’s adjusted tax basis in the ELKS would generally be equal to its adjusted tax basis in the Deposit less the total Option Premium received over the term of the ELKS.  Such gain or loss will be treated as short-term capital gain or loss.

(ii) Receipt of Underlying Equity upon Settlement of the ELKS.  If a U.S. Holder receives Underlying Equity and accrued but unpaid coupons on the ELKS in cash at maturity, the amount attributable to the accrued but unpaid Yield on the Deposit for the ELKS will be taxed as described under “—ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS.”  In such case, the Option will also be deemed to have been exercised, and the holder will be deemed to have applied the Deposit towards the physical settlement of the Forward Contract.  The U.S. Holder will not recognize any income or gain in respect of the total Option Premium received and will not recognize any gain or loss with respect to any Underlying Equity received.  Instead, the U.S. Holder will have an aggregate basis in the Underlying Equity received and the right to receive cash (excluding cash in respect of any accrued coupon payments on the ELKS) upon settlement of the ELKS equal to the Deposit less the total Option Premium received (the “Net Purchase Price”).  The allocation of the Net Purchase Price between the Underlying Equity received and the right to receive cash (excluding cash in respect of any accrued coupon payments on the ELKS) should be based on the amount of cash received (excluding cash in respect of any accrued coupon payments on the ELKS) and the relative fair market value of the Underlying Equity received, determined as of the date of the settlement of the ELKS.  A U.S. Holder’s holding period for any Underlying Equity received will start on the day after receipt.  With respect to any cash received upon settlement of the ELKS, a U.S. Holder will recognize short-term capital gain or loss.  The amount of such gain or loss will be equal to the difference between the amount of such cash received and the tax basis allocable to the right to receive cash, as discussed above.

Sale, Exchange or Early Retirement of the ELKS.  Upon a sale or exchange of an ELKS prior to its maturity, or upon the retirement of an ELKS prior to maturity upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder’s tax basis in the ELKS so sold, exchanged or retired.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid coupon payments on the ELKS, which would be taxed as described under “—ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS” above.  Such U.S. Holder’s adjusted tax basis in the ELKS would generally be equal to its adjusted tax basis in the Deposit less the total Option Premium received over the term of the ELKS.  To the extent such gain or loss is attributable to the Deposit, such gain or loss will be treated as short-term capital gain or loss.  The amount realized that is attributable to the Option, together with the portion of the Option Premium received over the term of the ELKS, will be treated as short-term capital gain.

If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the ELKS, a U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the ELKS equal to the amount of the excess, in exchange for the purchaser’s assumption of the Option.  In such case, a U.S. Holder will recognize gain or loss in respect of the Option, as set forth in the previous paragraph, in an amount equal to the total Option Premium received over the term of the ELKS, less the amount deemed to be paid in exchange for the purchaser’s assumption of the Option.

Price Event Acceleration.  Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the ELKS (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Option Premium equal to the present value of the portion of the remaining scheduled payments on the ELKS (from and including the date of acceleration) that is attributable to the Option Premium, and (iii) the exercise of the Option, followed by settlement of the Forward Contract through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Equity or, if we so elect, the cash value of the Underlying Equity.  We will also pay cash representing unpaid coupon payments on the ELKS that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the ELKS will be taxed as described under “─ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Option Premium will be treated as Option Premium received under the Option.  A U.S. Holder will, with respect to the amount paid by us to repay the Deposit, generally recognize short-term capital gain equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit and ordinary income to the extent of the accrued Yield on the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the ELKS attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentence, the tax treatment of our exercise of the Option upon a Price Event Acceleration would be the same as described above under “─ELKS with a Term Equal to or Less Than One Year ─ Exercise of the Option.”

ELKS with a Term of More Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of an ELKS if the term of the ELKS is more than one year (taking into account the last possible date that the ELKS could be outstanding under its terms).

Coupon Payments on the ELKS.  Under the characterization described above under “—General,” only a portion of the coupon payments on the ELKS will be attributable to the Yield on the Deposit.  To the extent attributable to the Yield on the Deposit, coupon payments on the ELKS will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The remainder of the coupon payments will represent the Option Premium.  The Option Premium will not be taxable to a U.S. Holder upon receipt, and will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Option will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

Lapse of the Option

Receipt of Principal Amount in Cash upon Settlement of the ELKS.  If a U.S. Holder receives the principal amount of an ELKS in cash at maturity, the Option will be deemed to have lapsed. The amount attributable to the accrued but unpaid Yield on the Deposit for the ELKS will be taxed as described under “─ELKS with a Term of More Than One Year ─ Coupon Payments on the ELKS.”  A U.S. Holder will not recognize income upon return of the Deposit, but will recognize the total amount of the Option Premium received by the U.S. Holder over the term of the ELKS as short-term capital gain.

Exercise of the Option

(i) Receipt of Cash Value of Underlying Equity as of Valuation Date.  If a U.S. Holder receives an amount of cash that is based on the value of the Underlying Equity as determined on the valuation date, the Option will be deemed to have been exercised, and the holder will be deemed to have applied the Deposit towards the cash settlement of the Forward Contract.  For these purposes, the amount received does not include any amounts attributable to accrued but unpaid coupon payments on the ELKS, which would be taxed as described under “─ELKS with a Term of More Than One Year ─ Coupon Payments on the ELKS” above.  The U.S. Holder would recognize taxable gain or loss equal to the difference between the amount of cash received (excluding cash attributable to the accrued but unpaid coupons on the ELKS) and the U.S. Holder’s tax basis in the ELKS.  The U.S. Holder’s adjusted tax basis in the ELKS would generally be equal to its adjusted tax basis in the Deposit less the total Option Premium received over the term of the ELKS.  Subject to the discussions below about the possible application of Section 1260 of the Code, such gain or loss will be treated as long-term capital gain or loss if such U.S. Holder has held the ELKS for more than one year from the date the Option is deemed to have been exercised, and short-term capital gain or loss otherwise.

(ii) Receipt of Underlying Equity upon Settlement of the ELKS.  If a U.S. Holder receives Underlying Equity and accrued but unpaid coupons on the ELKS in cash at maturity, the amount attributable to the accrued but unpaid Yield on the Deposit for the ELKS will be taxed as described under “─ELKS with a Term of More Than One Year ─ Coupon Payments on the ELKS.”  In such case, the Option will also be deemed to have been exercised, and the holder will be deemed to have applied the Deposit towards the physical settlement of the Forward Contract.  Subject to the discussions below about the possible application of Section 1260 of the Code, the U.S. Holder will not recognize any income or gain in respect of the total Option Premium received and will not recognize any gain or loss with respect to any Underlying Equity received.  The U.S. Holder will have an aggregate basis in the Underlying Equity received and the right to receive cash (excluding cash in respect of any accrued coupon payments on the ELKS) upon settlement of the ELKS equal to the Deposit less the total Option Premium received (the “Net Purchase Price”).  The allocation of the Net Purchase Price between the Underlying Equity received and the right to receive cash (excluding cash in respect of any accrued coupon payments on the ELKS) should be based on the amount of cash received (excluding cash in respect of any accrued coupon payments on the ELKS) and the relative fair market value of the Underlying Equity received, determined as of the date of the settlement of the ELKS.  A U.S. Holder’s holding period for any Underlying Equity received will start on the day after receipt.  With respect to any cash received upon settlement of the ELKS, a U.S. Holder will recognize gain or loss.  The amount of such gain or loss will be equal to the difference between the amount of such cash received and the tax basis allocable to the right to receive cash, as discussed above.

Sale, Exchange or Early Retirement of the ELKS.  Upon a sale or exchange of an ELKS prior to its maturity, or upon the retirement of an ELKS prior to maturity upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder’s tax basis in the ELKS so sold, exchanged or retired.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid coupon payments on the ELKS, which would be taxed as described under “─ELKS with a Term of More Than One Year ─ Coupon Payments on the ELKS” above.  Such U.S. Holder’s adjusted tax basis in the ELKS would generally be equal to its adjusted tax basis in the Deposit less the total Option Premium received over the term of the ELKS.  Any such gain or loss upon a sale, exchange or retirement of the ELKS prior to maturity would generally be capital gain or loss, as the case may be.  To the extent such gain or loss is attributable to the Deposit, such gain or loss will be treated as long-term capital gain or loss if such U.S. Holder has held the ELKS for more than one year at such time.

If the trading or closing (as provided in the applicable pricing supplement) price of the Underlying Equity has not decreased to or below the Downside Threshold Price prior to the sale, exchange or retirement of the ELKS, any capital gain or loss, other than gain or loss attributable to the Deposit, will be treated as short-term capital gain or loss.  If the trading or closing (as provided in the applicable pricing supplement) price of the Underlying Equity has decreased to or below the Downside Threshold Price prior to the sale, exchange or retirement of the ELKS (and, therefore, the Option is deemed to have been exercised), then, subject to the discussions below about the possible application of Section 1260 of the Code, any gain or loss, other than gain or loss attributable to the Deposit, will be treated as long-term capital gain or loss if such U.S. Holder has held the ELKS for more than one year from the date the Option is deemed to have been exercised, and short-term capital gain or loss otherwise.

If the value of the Deposit on the date of such sale, exchange or retirement exceeds the amount realized on the sale, exchange or retirement of the ELKS, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on such date and (ii) made a payment to the purchaser of the ELKS equal to the amount of such excess, in exchange for the purchaser’s assumption of the Option.  In such a case, the U.S. Holder will recognize gain or loss in respect of the Option, as set forth in the previous paragraph, in an amount equal to the total Option Premium received over the term of the ELKS, less the amount deemed to be paid in exchange for the purchaser’s assumption of the Option.

Price Event Acceleration.   Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the ELKS (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Option Premium equal to the present value of the portion of the remaining scheduled payments on the ELKS (from and including the date of acceleration) that is attributable to the Option Premium, and (iii) the exercise of the Option, followed by settlement through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Equity or, if we so elect, the cash value of the Underlying Equity.  We will also pay cash representing unpaid coupon payments on the ELKS that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the ELKS will be taxed as described under “─ELKS with a Term of More Than One Year ─ Coupon Payments on the ELKS.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Option Premium will be treated as Option Premium received under the Option.  A U.S. Holder would, with respect to the amount paid by us to repay the Deposit, generally recognize capital gain or loss equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the ELKS attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentence, the tax treatment of our exercise of the Option upon a Price Event Acceleration would be the same as described above under “─ELKS with a Term of More Than One Year ─ Exercise of the Option.”

Possible Application of Section 1260 of the Code

If an ELKS is linked to Underlying Equity that is an equity interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, and if the trading or closing (as provided in the applicable pricing supplement) price of such Underlying Equity has decreased to or below the Downside Threshold Price prior to the sale, exchange or retirement (including upon acceleration) of the ELKS (and therefore the Option is deemed to have been exercised and the U.S. Holder is required to enter into a Forward Contract with respect to such Underlying Equity), and if the U.S. Holder has held the ELKS for more than one year from the date the Option is deemed to have exercised, it is very likely that the investment in the ELKS will be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code.  As a result, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the ELKS could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, or physical or cash settlement of the ELKS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or physical or cash settlement of the ELKS).

If an investment in the ELKS is treated as a “constructive ownership transaction,” the Recharacterized Gain will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the ELKS over (ii) the “net underlying long-term capital gain.”  The “net underlying long-term capital gain” is defined in Section 1260 of the Code as the aggregate net capital gain that the U.S. Holder would have had if the specified Underlying Equity “had been acquired for fair market value on the date such transaction was open [i.e., the date the Option is deemed to have been exercised and the holder enters into the Forward Contract] and sold for fair market value on the date such transaction was closed.”  Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”

If the U.S. Holder holds the ELKS for more than one year from the date the Option is deemed to have been exercised and the Forward Contract is, in turn, closed by the U.S. Holder “taking delivery” of the specified Underlying Equity, then for purposes of Section 1260 of the Code, the U.S. Holder will be deemed to have sold the Forward Contract “for fair market value on the closing date.”  The amount of gain recognized will not exceed the amount of Recharacterized Gain that would have been recognized if the Forward Contract were cash settled, as discussed in the previous paragraph, and the interest charge will apply to this amount.  As stated above, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”  While not entirely clear, in such a case, the U.S. Holder should have an aggregate basis in the Underlying Equity received equal to the fair market value of the Forward Contract on the closing date, and the holding period for the Underlying Equity received should start on the day after receipt.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the ELKS.

Possible Alternative Tax Treatments of an Investment in the ELKS

Due to the absence of authorities that directly address the proper characterization of the ELKS, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  In particular, with respect to an ELKS with a term equal to or less than one year (taking into account the last possible date that the ELKS could be outstanding under its terms), the IRS could seek to treat the entire ELKS as a short-term debt instrument.  Under such treatment, the timing and character of income thereon would be significantly affected.  Under the applicable Treasury Regulations, an ELKS would be treated as being issued at a discount, the amount of which would equal the excess of the sum of all payments on the ELKS (including the entire coupon payment amounts and any excess over the principal amount received at maturity) over its issue price.  This discount would be taxed in the same manner as the Yield on the Deposit as discussed under “—ELKS with a Term Equal to or Less Than One Year ─ Coupon Payments on the ELKS.”  Upon the sale, exchange or redemption of an ELKS, a U.S. Holder would recognize gain as ordinary income to the extent of the discount accrued that is not previously included as income.  Although accrual method holders and cash method holders that elect to include the discount in income currently generally are required to accrue the discount on short-term debt instruments, because the amount payable at maturity with respect to the ELKS is uncertain, it is not clear how such accruals would be determined.

With respect to an ELKS with a term of more than one year (taking into account the last possible date that the ELKS could be outstanding under its terms), the IRS could seek to analyze the U.S. federal income tax consequences of owning an ELKS under Treasury Regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the ELKS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue interest income as original issue discount (“OID”) on the ELKS every year at a “comparable yield” determined at the time of their issuance.  In addition, a U.S. Holder would recognize income upon maturity of the ELKS to the extent that the value of the Underlying Equity (as determined on the valuation date) and cash (if any) received exceeded the adjusted issue price.  Furthermore, any gain realized with respect to the ELKS upon sale, exchange or other disposition would generally be treated as ordinary income and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the ELKS, other alternative U.S. federal income tax treatments of the ELKS are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the ELKS.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the ELKS.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the ELKS would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ELKS, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the ELKS is the character and timing of income or loss realized with respect to these instruments (including whether the Option Premium might instead be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the ELKS, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the ELKS and the proceeds from a sale, exchange or other disposition of the ELKS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of an ELKS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the ELKS is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in ELKS.

General

As described above, we and every holder of an ELKS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize an ELKS for all U.S. federal income tax purposes as a unit consisting of the Option and the Deposit, and the discussion herein assumes such treatment.

Subject to the discussion below concerning backup withholding and subject to the discussion above about the possible application of Section 897 of the Code, payments with respect to an ELKS to a Non-U.S. Holder, and gain realized on the sale, exchange or other disposition of such ELKS will not be subject to U.S. federal income or withholding tax in respect of amounts paid on an ELKS, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of an ELKS (or a financial institution holding the ELKS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the ELKS

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the ELKS,” the IRS may seek to apply a tax treatment other than the treatment described herein.  However, even if such a recharacterization were successful, the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of an ELKS should be the same as those described immediately above.

However, among the issues addressed in the IRS notice described in “—United States Federal Taxation—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the ELKS, possibly on a retroactive basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the ELKS, including the possible implications of the notice discussed above. Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the ELKS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the ELKS to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the ELKS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the ELKS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the ELKS as well as in connection with the proceeds from a sale, exchange or other disposition of the ELKS.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the ELKS as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We also expect to use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the ELKS.  We will have the sole right to accept offers to purchase the ELKS and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase ELKS.  We will pay the agent, in connection with sales of the ELKS resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the ELKS to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the ELKS to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the ELKS it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the ELKS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of ELKS that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the ELKS on a national securities exchange, but have been advised by the agent that it intends to make a market in the ELKS as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the ELKS.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the ELKS in compliance with the requirements of the NASD Rule 2720 regarding a Financial Industry Regulatory Authority, Inc. member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with NASD Rule 2720, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the ELKS, the agent may offer and sell those ELKS in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the ELKS and may cease to make a market at any time without notice.

In order to facilitate the offering of the ELKS, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the ELKS or of the underlying equity or, if the underlying equity is ETF shares, of the individual stocks in the share underlying index.  Specifically, the agent may sell more ELKS than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing ELKS in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the ELKS in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the ELKS or any underlying equity in the open market to stabilize the price of the ELKS or of such underlying equity.  Finally, in any offering of the ELKS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the ELKS in the offering, if the agent repurchases previously distributed ELKS to cover syndicate short positions or to stabilize the price of the

 ELKS.  Any of these activities may raise or maintain the market price of the ELKS above independent market levels or prevent or retard a decline in the market price of the ELKS.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the ELKS through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the ELKS offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of the ELKS, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of ELKS.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of ELKS, we expect to deliver the ELKS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of ELKS is more than three business days after the pricing date, purchasers who wish to trade ELKS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

ELKS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our ELKS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those ELKS.

The agent has represented and agreed, and any other agent through which we may offer any ELKS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the ELKS or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the ELKS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the ELKS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such ELKS offered on a global basis, purchasers of any such ELKS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the ELKS or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the ELKS, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the ELKS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the ELKS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the ELKS or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the ELKS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the ELKS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The ELKS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The ELKS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The ELKS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the ELKS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the ELKS to the public in Hong Kong as the ELKS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the ELKS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the ELKS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The ELKS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

The agent and each dealer represent and agree that they will not offer or sell the ELKS nor make the ELKS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ELKS, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the ELKS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.